Exhibit 8.1

SUBSIDIARIES

Navios Acquisition Europe Finance Inc.

Navios Acquisition Finance (US) Inc.

Navios Maritime Midstream Partners GP LLC

Letil Navigation Ltd.

Navios Maritime Midstream Partners Finance (US) Inc.

Aegean Sea Maritime Holdings Inc.

Amorgos Shipping Corporation

Andros Shipping Corporation

Antikithira Shipping Corporation

Antiparos Shipping Corporation

Antipaxos Shipping Corporation

Antipsara Shipping Corporation

Crete Shipping Corporation

Delos Shipping Corporation

Folegandros Shipping Corporation

Ikaria Shipping Corporation

Ios Shipping Corporation

Iraklia Shipping Corporation

Kimolos Shipping Corporation

Kithira Shipping Corporation

Kos Shipping Corporation

Lefkada Shipping Corporation

Leros Shipping Corporation

Mytilene Shipping Corporation

Oinousses Shipping Corporation

Psara Shipping Corporation

Rhodes Shipping Corporation

Samos Shipping Corporation

Samothrace Shipping Corporation

Serifos Shipping Corporation

Sifnos Shipping Corporation

Skiathos Shipping Corporation

Skopelos Shipping Corporation

Skyros Shipping Corporation

Syros Shipping Corporation

Thera Shipping Corporation

Tilos Shipping Corporation

Tinos Shipping Corporation

Zakynthos Shipping Corporation

Cyrus Investments Corp.

Olivia Enterprises Corp.

Limnos Shipping Corporation

Thasos Shipping Corporation

Agistri Shipping Limited

Paxos Shipping Corporation

Donoussa Shipping Corporation

Schinousa Shipping Corporation

Alonnisos Shipping Corporation

Makronisos Shipping Corporation

Shinyo Loyalty Limited

Shinyo Navigator Limited

Amindra Navigation Co.

Navios Maritime Midstream Partners L.P.

Navios Maritime Midstream Operating LLC

Shinyo Dream Limited

Shinyo Kannika Limited

Shinyo Kieran Limited

Shinyo Ocean Limited

Shinyo Saowalak Limited

Sikinos Shipping Corporation

Kerkyra Shipping Corporation

Doxa International Corp.

Alkmene Shipping Corporation

Aphrodite Shipping Corporation

Dione Shipping Corporation

Persephone Shipping Corporation

Rhea Shipping Corporation

Tzia Shipping Corporation

Buff Shipping Corporation

Boysenberry Shipping Corporation

Bole Shipping Corporation

Brandeis Shipping Corporation

Cadmium Shipping Corporation

Celadon Shipping Corporation

Cerulean Shipping Corporation